EXHIBIT 10.1

JOINT VENTURE AGREEMENT

Between

Turbine Truck Engines, Inc. (TTE)

and

Energy Technology Services, Co. Ltd. (ETS)

THIS JOINT VENTURE AGREEMENT (this “Agreement”) is made and entered into as of July 11, 2012, by and among ENERGY TECHNOLOGY SERVICES CO. LTD., an international company incorporated in Taiwan (“ETS”), and TURBINE TRUCK ENGINES, INC., a U.S. Corporation incorporated in the State of Nevada (“TTE”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, TTE and ETS desire to form this Joint Venture for the purpose of engaging both parties in the manufacture, leasing and /or sale of ETS’s hydrogen generator burning systems (the “Equipment”) in Asia.

WHEREAS, TTE intends to develop, market and distribute the Equipment throughout the world separately and distinctly from the joint effort in Asia defined by this agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

1.	DEFINITIONS

1.1.	“Affiliate” means, with respect to any given Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.2.	“Agreement” means this Agreement, as it may be amended from time to time.

1.3.	“Business Day” means a day that banks are open for business in the State of Florida.

1.4.
“Confidential Information” shall mean information developed and held in confidence by each of the Parties including, but not limited to, trade secrets, design methodology, customer lists, customer contacts, market strategies, costs, pricing strategies or structure, business plans, development plans, patents, formulae or any other information which a Party may consider integral to its business and which may be construed to be damaging were that information revealed to competitors or the general public.

1.5.	“Joint Venture” shall mean the joint effort of the Parties formed to undertake the marketing and distribution of Equipment beyond the resources, distribution, or marketing of any one Party.

1.6.
“Control” over a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other equity interest, representation on its board of directors or body performing similar functions, by contract or otherwise. The terms “Controlling” and “Controlled” will have corollary meanings.

1.7.	“Customer” is any person, party or entity who purchases the Equipment.

1.8.	“Damages” means liabilities, damages, awards, settlements, losses, claims and expenses, including reasonable attorney’s fees and expenses and costs of investigation.

1.9.	“Days” shall mean calendar days, unless otherwise defined or stated.

1.10.	“Derivative Works” means those revisions, improvements, alterations, adaptations, modifications, translations, abridgments, expansions, or other form of the Equipment.

1.11.	“Net Profit” means the total cash revenues after operating expenses, interest and taxes made by the Parties and/or the Joint Venture related to this Agreement.

1.12.	“Including” shall mean “including without limitation.”

1.13.	“Laws” means applicable laws, regulations, rules or orders of any government, administrative authority or court.

1.14.	“Managing Partner” shall be TTE. ETS will be Managing Agent for the Asian operations.

1.15.
“Ongoing Project(s)” shall mean any current Sales Agreement(s), with any Customer, with any portion of the Ongoing Project yet to be fulfilled, including but not limited to the execution of a sales contract, or execution of a purchase order, or delivery of any piece of Equipment.

1.16.	“Parties and/or Party” refers specifically to the above named entities currently Party to this Agreement and any other entity that may from time to time join and/or participate in this Agreement.

1.17.
“Person” means any individual, corporation, limited-liability company, partnership, firm, joint venture, association, joint-stock company, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.18.
“Proprietary Rights” means all patents, copyrights, trade secrets, design rights, trademarks, service marks, database rights, know-how and/or other present or future intellectual property right of any type, and all other rights in any Product or Derivative Works thereof owned by or licensed to any of the Parties, whether or not such rights are protected under patent or copyright laws, wherever in the world enjoyable and any application or registration respecting the foregoing.

1.19.
“Related Materials” means information in written or other documentary form supplied by any of the Parties to the others that relates, in whole or in part, to the installation, design, use, operation, testing, debugging, support, maintenance or marketing of the Equipment.

1.20.
“Sales Agreement(s)” means the individual agreements contemplated or entered into with Customers for the Equipment. Sales Agreements will include but not be limited to purchase orders, contracts for sale, memorandum of understanding and outstanding proposals.

2.	PURPOSE OF JOINT VENTURE

2.1.
The purpose of the Joint Venture shall be to manufacture, market, sell and/or lease and distribute the Equipment, throughout Asia.   Each of the Parties hereto agrees it is in the best interest of ETS to refer the sale or lease of Equipment in Asia to the Joint Venture.

3.	TERM AND TERMINATION

3.1.
The agreement will be for one year, and renew automatically if there is no termination act by either party. But all contracts signed through the joint venture with TTE shall remain effective regardless whether joint venture agreement is still in force as long as the operations continue.

3.2.
If any Party fails to comply with any material term or condition of this Agreement and such breach is not cured within thirty (30) days following written notice from the other Party specifying such breach, the other Party to this Agreement may, permanently expel breaching Party.

3.3.
In the event of a termination of this Agreement as provided for herein or as agreed by all Parties or because of a material breach by any Party, in addition to any other rights or remedies available to the Joint Venture and/or Parties, each breaching or terminating Party shall promptly return to the non-breaching or terminating Parties all Equipment and Related Materials, in any form in the breaching or terminating Parties’ possession, exclusive of any Product previously paid for by the breaching or terminating Party.  Within two (2) weeks after any termination, the breaching or terminating Party shall certify in writing to Joint Venture or other Parties that it has returned any and all Equipment and Related Materials. In the event of a termination of this Agreement, because of a material breach by Party, in addition to any other rights or remedies available to Joint Venture or other Parties, the breaching or terminating Party shall indemnify the Joint Venture or other Parties from all obligations and responsibilities, financial or otherwise, under the Sales/Leases Agreement(s) with the Customers, except for aspects of Sales/Lease Agreements already executed.

4.	LICENSE GRANTS

4.1.
TTE hereby grants ETS, subject to the restrictions set forth in this Agreement, to market, sell, lease and distribute its Equipment via Sales/Lease Agreements to Customers in Asia. No Party may assign this Agreement to an Affiliate without the written permission of the Joint Venture. Such written permission may be withheld at the sole discretion of the Joint Venture.

4.2.
TTE hereby grants to ETS the right to show for demonstration and evaluation purposes its Equipment to any potential Customer in cases where the Joint Venture has agreed to approach the potential Customer.

4.3.
ETS shall have the free use of and the right and obligation to use any trademarks and copyrights associated with any Equipment at all times when referring to any Equipment, including but not limited to documentation, packaging, advertising and marketing materials. ETS shall use the marketing tools provided by the Joint Venture (or an acceptable facsimile thereof approved by the Parties in advance) on packaging of and other promotional materials relating to the Equipment.

5.	ETS’S OBLIGATIONS UNDER THE JOINT VENTURE

5.1.	ETS shall arrange for the manufacturing and on-time delivery and installation of the Equipment, to order.

5.2.	ETS is a partner and manager of TTE, managing and maintaining the equipment

5.3.	ETS will be responsible to organize sales and promotional meetings for the Equipment.

5.4.	ETS shall provide maintenance, training and services for all the Equipment delivered to Customers, based upon servicing agreements to be executed in form and substance acceptable to the Parties.

5.5.	ETS agrees it will seek out those Customers with the highest energy usage in order to maximize start-up revenues.

5.6.	ETS agrees to conduct surveys of potential Customers using qualified personal, and provide TTE with complete details of the survey.

6.	TTE’S OBLIGATIONS UNDER THE JOINT VENTURE

6.1.	TTE shall be the employer of record for all employees of the Joint Venture and shall be responsible for all employment related decisions, and may set up its own sales and education systems.

6.2.	TTE will be responsible for the purchase, and will own, all Equipment to be leased by ETS, and will review and approve all lease contracts prior to manufacture of the Equipment.

6.3.
TTE will open and manage a bank account in its own name in China and/or Taiwan for the purpose of receiving funds and managing the Joint Venture (the “Account”) of which TTE will be the sole signatory and solely responsible for the accounting related thereto. The revenue generated by ETS’s own business activities should be excluded from mingling with this account.

6.4.	TTE will be responsible for making monthly payments to the Parties, upon written approval of the Parties.

7.	MARKETING ACTIVITIES

7.1.	ETS will be responsible for the negotiation and submission to TTE of all proposed Sales/Lease Agreements, which Agreements shall be competitive.

7.2.	ETS will engage a sales force, for the purpose of marketing, selling, or distributing the Equipment.

7.3.
ETS agrees to train the sales force, concerning the necessary Equipment know-how, to provide all necessary market information, and to provide anything that could promote the sale/lease of the Equipment.

7.4.	The Parties shall cooperate in the preparation, of advertisements and sales literature.

8.	PAYMENT AND TAXES

8.1.	Each Party shall submit monthly invoices for its reasonable operating expenses, including costs of advertisement and marketing, and other reasonable expenses agreed to by the Parties.

8.2.
All Lease and Sales Revenue shall be collected and deposited into the Account, and shall be disbursed by TTE in accordance with the terms hereof. If TTE fails to distribute the profit ETS deserves in a timely fashion, ETS has the right to terminate all rental service’s monthly maintenance and material replacement and TTE will hold harmless of this action until the agreed arrangement of sharing is fulfilled. Any harm or damage as the result of breaching the contract shall be borne by TTE

8.3.	The parties agree to a 50/50 split the Net Profit of the Joint Venture, on a monthly basis, after due payment of all reasonable operating expenses, taxes and interest.

8.4.	Each Party understands that any unilateral extended credit to the Customer is at that Parties own risk and the costs of any collections shall be absorbed by the Party extending the credit.

9.	CONFIDENTIALITY

9.1.	By virtue of this Agreement, a Party’s Confidential Information shall not include information that:

(a) Is or becomes a part of the public domain through no act or omission of the other Party;

(b) was rightfully in the possession of the other Party or was known by it prior to its disclosure;

(c) Is independently developed by the receiving Party without use of any Confidential Information of the other Party; or

(d) Was or is provided by the disclosing party to third parties without restriction on disclosure.

9.2.
The Parties (including their respective employees and agents) agree to hold each other’s Confidential Information in confidence during the term of this Agreement and for two (2) years thereafter. The Parties further agree, unless required by law or by court order, not to disclose or make any Confidential Information of the other Party available in any form to any third Party or to use it for any purpose other than the implementation of this Agreement.

10.	RIGHT TO AUDIT

10.1.
The Parties may reasonably from time to time, upon advance notice of at least  fifteen (15) days, perform an audit of the other Parties records as they relate to the Joint Venture to determine compliance with the terms of this Agreement. Expenses associated with such audit will be paid by the auditing Party.

11.	GENERAL TERMS

11.1.	The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

11.2.
All notices shall be in writing and shall be delivered personally (including overnight mail by private courier) or sent by first-class mail (return receipt requested) or facsimile transmission to the address listed in this Agreement.  Notice shall be deemed to have been given at the time of delivery, twelve (12) hours after confirmation of receipt if sent by facsimile and five (5) Business Days after mailing if sent by first-class mail.

11.3.
The Parties acknowledge that they have read this Agreement, understand it and agree to be bound by its terms and conditions.  The Parties further agree that this Agreement is the complete and exclusive statement of the agreement between them regarding its subject matter and supersedes and merges any earlier proposal or prior arrangement, whether oral or written, and any other communications between the Parties relative to the subject matter of this Agreement.  If any provision of this Agreement is found void or unenforceable, that provision will be enforced to the maximum extent possible and the remaining provisions of this Agreement will remain in full force and effect.

11.4.
If any provisions of this Agreement shall be or shall become illegal or unenforceable in whole or in part, for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

11.5.
Any dispute arising under this Agreement, or under any instrument made to carry out the terms of this Agreement, shall be submitted to binding arbitration in accordance with the laws of the State of Florida.

11.6.
The Parties agree that this Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Florida.  The Parties irrevocably consent to the jurisdiction of the Courts of Florida (Federal and/or State) and to service of process by certified mail, return receipt requested, to the Parties’ addresses stated herein.

11.7.	This Agreement may be executed in multiple counterparts with the same effect as if all the Parties had signed the same document.

11.8.
This Agreement has been prepared by all Parties and their professional advisors and reviewed by same. All Parties and their separate advisors believe that this Agreement is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor or construed against any individual Party merely because of their efforts in its preparation.

11.9.	Unless another address is specified in writing, notices, demands and communications to ETS and Turbine shall be sent to the addresses indicated below:

Notices to ETS:

1F., No.21, Ln. 21, Sec. 2, Nanjing E. Rd., Zhongshan Dist., Taipei City 104, Taiwan (R.O.C.) 10457
Telephone: (02) 2564-3339
Telecopy: (02) 256433311

Notices to TTE:

Turbine Truck Engines, Inc. 46600 Deep Woods Road
Paisley, Florida 32767
Telephone: (386) 943-8358 Telecopy: (386) 943-6232

With a copy to (which shall not constitute notice to Turbine):

Kimberly L. Rudge, Esq.
4654 SR 64 E, #133
Bradenton, Fl. 34208
Telephone: (941) 747-8345 Telecopy: (866) 903-8504

    IN WITNESS WHEREOF, the parties hereto have executed this JOINT VENTURE Agreement on the date first written above.

TTE:

TURBINE TRUCK ENGINES, INC., a Nevada corporation

By: /s/ Michael H. Rouse
Name: Michael H. Rouse Title: President & CEO

ETS: ENERGY TECHNOLOGIES SERVICES, CO. LTD. Incorporated in Taiwan

Name: /s/ Alan Chen
Title: CEO